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                  Exhibit 21 - Subsidiaries of the Registrant


       Subsidiary          State or Other Jurisdiction of Incorporation
       ----------          --------------------------------------------
      Pioneer Bank                          Tennessee
       Valley Bank                          Tennessee
 Center Finance Company*                    Tennessee
   Pioneer Securities, Inc.*                Tennessee


*  Subsidiaries of Pioneer Bank

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